                                                                    EXHIBIT 99.2

                          SYMBION STOCK INCENTIVE PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

                            GRANT NUMBER ___________

      THIS AGREEMENT is made and entered into on the __ day of ______, 20__, by and between Symbion, Inc. (the "Company") and _________ (the "Participant") in connection with the grant of an Option under the Symbion Stock Incentive Plan (the "Plan").

      The Company, which had previously established the Plan, amended and restated the Plan in an action that was approved by the shareholders of the Company on March 28, 2002. The Participant is an employee of the Company or one of its Affiliates and is eligible to receive this option under the terms of the Plan. The Company desires to encourage the Participant to own Stock for the purposes stated in Article II of the Plan. The Company intends that the Option to acquire common stock of the Company granted to the Participant pursuant to this Agreement be treated as an Incentive Option under the Plan. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Option granted by the Company pursuant to the authority specified under the Plan:

      1. Grant of Option. Subject to the terms and conditions set forth herein, the Company grants to the Participant an Option to purchase from the Company _________ shares of Stock at a price of $_____ per share. This price is subject to adjustment as provided in Article VIII of the Plan. This Option expires at the close of business on __________, 20__, unless it expires sooner pursuant to Paragraph 6. Except as otherwise provided in Paragraph 6 or in the Plan, this Option is exercisable at any time prior to the date it expires with respect to the number of shares of Stock shown in the schedule below.

               On and After              Shares Subject to Exercise


      2. Method of Exercise. The exercise of this Option is subject to the Participant's execution of a written shareholders agreement that generally applies to some or all of the shareholders of the Company, payment of the exercise price stated in Paragraph 1, and making arrangement for any required tax withholdings in a method that is acceptable to the Company or the Committee. The Participant may exercise this Option in whole or in part, from time to time, with respect to the number of whole shares of Stock that can be purchased at such time in accordance with Paragraph 1, by actual delivery of written notice to the Company at the address provided in Paragraph 12, or to the agent that may be designated from time to time by the Company for this purpose. Such notice of exercise shall:

            (a) specify the number of whole shares of Stock to be purchased, the exercise price and, if applicable, the portion of the Option that is being exercised;

            (b) contain evidence satisfactory to the Committee that the person exercising this Option is the Participant or has the right to exercise this Option; and

            (c) be accompanied by payment of the exercise price in accordance with the Plan and, in a manner that is acceptable to the Company or the Committee, payment of or arrangement for the payment of any required federal, state, and local withholding taxes that are due in connection with the exercise.

      3. Transfer and Exercise of Option. This Option is not transferable and the Participant may not make any disposition of this Option or any interest herein during his or her lifetime, except for transfers pursuant to a will or the laws of descent and distribution. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

      4. Status of Participant. The Participant shall not be deemed a stockholder of the Company with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company is not required to issue shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange or market system on which the Stock may then be traded.

      5. No Effect On Capital Structure. This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

      6. Expiration of Option. In general, the right to purchase Stock under this Option shall expire on the date specified in Paragraph 1, which is ten years from the date this Option was granted. However, this Option shall expire on the soonest of any of the following circumstances to occur.

            (a) Disability. Upon termination of employment due to the Participant's disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for 12 months after the date of such termination to exercise this Option in accordance with Paragraph 1 if the Participant was otherwise entitled to exercise any portion of this Option on the date of such termination. Thereafter, this Option shall terminate and cease to be exercisable.

            (b) Death. If the Participant dies, this Option shall be fully exercisable by the Participant's legal representatives, heirs, legatees, or distributees for 12 months after the date of the Participant's death if the Participant was entitled to exercise any portion of the Option on the date of death. Thereafter, this Option shall terminate and cease to be exercisable.

            (c) Other Termination of Employment. If the Participant's employment terminates for any reason other than the circumstances described in subparagraphs (a) or (b) above, the Participant may exercise this Option for three months after such termination, but only to the extent the Participant was able to do so under Paragraph 1 on the date of termination of employment. Thereafter, this Option shall terminate and cease to be exercisable.

      7. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

      8. Incentive Stock Option Qualification. This Option is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an Incentive Option. However, if any portion of this Option is deemed not to be an Incentive Option because the $100,000 annual limit under section 422(d) of the Code on Incentive Options is exceeded, or otherwise, the portion of this Option which cannot be treated as an Incentive Option shall be deemed to be a Nonqualified Option. In such an event, the Participant shall be subject to the tax withholding provisions of the Plan for the portion of this Option which is not an Incentive Option, and all other Plan provisions that apply to Nonqualified Options.

      9. Notice of Disqualifying Disposition. The Participant shall notify the Company of his or her intent to dispose of any of the shares of Stock purchased pursuant to this Option within two years from the date of the grant of the Option or one year from the date of exercise of the Option, and promptly after such disposition the Participant shall notify the Company of the number of shares of Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration if any, received on such disposition. If in connection with any such disposition, the Company becomes liable for withholding taxes and has no amounts owing the Participant with which to discharge its withholding obligation, the Participant shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Participant in discharge of its withholding obligation. Nothing in this Paragraph shall give the Participant any right to dispose of shares of Stock in a manner that is inconsistent with any provision of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Participant.

      10. Change in Control. Upon the occurrence of a Change in Control, as defined in the Plan, this Option shall be subject to the following:

            (a) If this Option is outstanding immediately prior to the Change in Control and, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary or is otherwise controlled by another entity, this Option shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

            (b) Notwithstanding the provisions of Section 8.3 of the Plan regarding the acceleration of the right to exercise this Option upon a Change in Control, a portion of the acceleration of vesting described in this Section shall not occur with respect to this Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply to the extent that the shareholders of the Company or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code, or to the extent that the Participant is a party to an agreement in which the Participant is fully indemnified or otherwise held harmless for the taxes that result from section 4999 of the Code.

            (c) Except as modified by this Paragraph 10, the provisions of
Section 8.3 shall otherwise apply to this Option upon the occurrence of a Change in Control.

      11. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and any amendments thereto, has been delivered or made available to the Participant and shall be deemed to be a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan; provided, however, the term "Paragraph" shall refer to a provision of this Agreement.

      12. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

                              Symbion, Inc.
                              Attn: ______________
                              40 Burton Hills Blvd., Suite 500
                              Nashville, TN 37203
                              Phone: (615) 234-5900
                              Fax:   (615) 234-5999

Notices to the Participant shall be hand delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

      13. Information Confidential. As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

      14. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto to be effective as of ____________.


                                            SYMBION, INC.

                                            __________________________________

                                            __________________________________
                                            Participant